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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                             THE GRAND UNION COMPANY
             (Exact name of registrant as specified in its charter)

                               Delaware 22-1518276
                  (State or other jurisdiction (I.R.S. employer
            of incorporation or organization) identification number)


               (Address of principal executive offices; zip code)
                            ________________________

                          Associate Stock Purchase Plan
                            (Full title of the plan)

                                 Glenn J. Smith, Esq.
                             The Grand Union Company
               201 Willowbrook Boulevard, Wayne, New Jersey 07470
                                 (973) 890-6000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             John D. Schupper, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (201) 992-8700
                            ________________________


                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                    Proposed        Proposed
                                    Maximum         Maximum
   Title of          Amount         Offering        Aggregate     Amount of
Securities to        to be          Price           Offering      Registration
be Registered       Registered      per Share (2)   Price (2)     Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01      1,000,000
per share            shares (1)       $1.60         $1,600,000   $484.85
--------------------------------------------------------------------------------

(1) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Company's Associate Stock Purchase Plan, as described more fully herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based upon a price of $1.60 per share, which was the average of the bid and asked sales prices of the Common Stock as reported on the Nasdaq SmallCap Market on September 24, 1997.

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement, which together constitute the prospectus to be used for offers of up to 1,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of The Grand Union Company (the "Company") in connection with the Company's Associate Stock Purchase Plan (the "Plan"), will be sent or given to such persons as specified by Rule 428 (b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed by The Grand Union Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997;

     (ii) The Company's Quarterly Report on Form 10-Q for the period ended July 19, 1997;

     (iii) The Company's Current Reports on Form 8-K, dated June 17, 1997, August 13, 1997 and September 4, 1997, respectively.

     (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Article Fifth, paragraph 3 of the Company's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation") and certain indemnification agreements entered into between the Company and each of its officers and directors, provide that the Company shall, to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware (the "GCL"), indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Company or is serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company.

     Section 145 of the GCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been judged liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Fifth, paragraph 4 of the Certificate of Incorporation also contains a provision limiting the personal liability of directors to the Company and its shareholders for monetary damages resulting from breaches of fiduciary duty as directors except to the extent that exculpation from liability is not permitted under the GCL at the time such liability is determined.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of New Jersey, on October 1, 1997.


                                       THE GRAND UNION COMPANY



                                        By:  /S/Jeffrey P. Freimark
                                             _______________________________
                                             Jeffrey P. Freimark, Executive
                                             Vice President and Chief Financial
                                             and Administrative Officer

     Pursuant  to  the   requirement  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities indicated on October 1, 1997. Each of the undersigned hereby constitutes and appoints J. Wayne Harris, Jeffrey P. Freimark and Francis Nicastro and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the Company's Associate Stock Purchase Plan and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                                       Capacity


       /s/J. Wayne Harris
       _________________________             Director, Chairman and Chief
       J. Wayne Harris                       Executive Officer (Principal
                                             Executive Officer)


       /s/Roger E. Strangeland
       __________________________            Director, Chairman Emeritus
       Roger E. Stangeland


       /s/James J. Costello
       __________________________            Director
       James J. Costello


       /s/Clifford A. Miller
       __________________________            Director
       Clifford A. Miller


       /s/Geoffrey T. Moore
       __________________________            Director
       Geoffrey T. Moore

        /s/J. Richard Stonesifter
        __________________________           Director
        J. Richard Stonesifer


        /s/Jeffrey P. Freimark
        __________________________           Executive Vice President, Chief
        Jeffrey P. Freimark                  Financial and Administrative
                                             Officer (Principal Accounting and
                                             Principal Financial Officer)

                                  EXHIBIT INDEX


  Exhibit
  Number                    Description                              Page No.

    4.1 Certificate of Incorporation of The Grand Union Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997 (File No. 0-26602) and incorporated herein by reference).

    4.2 Certificate of Designation of Class A Convertible Preferred Stock (filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the period ended October 12, 1996 (File No. 0-26602) and incorporated herein by reference).

    4.3      Certificate of Designation of Class B Convertible
             Preferred  Stock (filed as Exhibit 3.3 to the
             Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997 (File No.
             O-26602) herein and incorporated herein by reference).

    4.4      By-laws of The Grand Union Company (filed as
             Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for period ended October 12, 1996 (File No. O-26602) and incorporated herein by reference).

    5.1      Opinion of Lowenstein, Sandler, Kohl,
             Fisher & Boylan, P.A.

   23.1      Consent of Price Waterhouse LLP

   23.2      Consent of Lowenstein, Sandler, Kohl,
             Fisher & Boylan, P.A. (contained in
             Exhibit 5.1).

   24.1      Power of Attorney (included in signature page)

   99.1      Associate Stock Purchase Plan